                                                                   Exhibit 99.6
                                                                      1 of 4

Report of Independent Public Accountants

To the partners of Meadow Wood Village Apartments, Ltd., LP:

We have audited in accordance with generally accepted auditing standards, the financial statements of Meadow Wood Village Apartments, Ltd., LP included in this registration statement and have issued our report thereon dated July 26, 2000. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The following schedule is the responsibility of the partnership's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



ARTHUR ANDERSEN LLP

Orange County, California
July 26, 2000

                                                                   Exhibit 99.6
                                                                      2 OF 4
                                                  MEADOW WOOD VILLAGE APARTMENTS
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999

Property Name                    Type             Location                  Encumbrances
-------------                    ----             --------                  ------------
Meadow Wood Village              Apartment        Long Beach, CA            $ 10,930,000
-------------------              ---------        --------------            ------------

                                       Initial Cost                     Costs Capitalized
                                       to Company                   Subsequent to Acquisition
                                       ----------                   -------------------------
                                              Buildings and                   Buildings and
Property Name                      Land       Improvements           Land     Improvements
-------------                      ----       ------------           ----     ------------
Meadow Wood Village             $2,300,000     $7,843,363            $  0       $442,658
------------------              ----------     ----------            ----       --------

                                  GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                BUILDINGS AND
Property Name                        LAND       IMPROVEMENTS        TOTAL
-------------                        ----       ------------        -----
Meadow Wood Village               $2,300,000     $8,286,021      $10,586,021
-------------------               ----------     ----------      -----------

1. The aggregate cost for Federal Income Tax purposes as of December 31, 1999 was approximately $ 10,586,000.

                                 ACCUMULATED       DATE OF             DATE         DEPRECIABLE
Property Name                   DEPRECIATION     CONSTRUCTION        ACQUIRED         LIFE(2)
-------------                   ------------     ------------        --------         -------
                                                                      Sept.
Meadow Wood Village             $3,253,196          1985              1985              40
-------------------             ----------          ----              ----              --

2. The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

                                                                    EXHIBIT 99.6
                                                                          3 of 4
                                                   AMERICAN SPECTRUM PREDECESSOR
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR
INVESTMENT AND ACCUMULATED DEPRECIATION
The changes in real estate held for investment for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                          Years Ended December 31,
(IN 000'S)                                        1999             1998                1997
----------                                        ----             ----                ----
Balance, beginning of the period:              $ 98,667          $85,332             $67,388
Additions during period:
   Acquisitions                                   5,327           12,268              17,314
   Improvements                                   3,751            1,067                 630
Deductions during period:
   Properties disposed of                            --               --                  --
                                               --------          -------             -------
Balance, end of period:                        $107,745          $98,667             $85,332
                                               ========          =======             =======

The changes in accumulated depreciation for the years ended December 31, 1999, 1998, and 1997 are as follows:


                                                     Years Ended December 31,
(IN 000'S)                                   1999             1998             1997
----------                                   ----             ----             ----
Balance, beginning of the period:          $ 8,481           $6,695           $5,223
Additions during period:
   Depreciation                              2,182            1,786            1,472
Deductions during period:
   Properties disposed of                       --               --               --
                                           -------           ------           ------
Balance, end of period:                    $10,663           $8,481           $6,695
                                           =======           ======           ======

                                                                    EXHIBIT 99.6
                                                                          4 of 4
                                                             MEADOW WOOD VILLAGE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR
INVESTMENT AND ACCUMULATED DEPRECIATION
The changes in real estate held for investment for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                    Years Ended December 31,
(IN 000'S)                                   1999             1998             1997
----------                                   ----             ----             ----
Balance, beginning of the period:          $10,586          $10,586          $10,586
Additions during period:
   Acquisitions                                 --               --               --
   Improvements                                  0                0                0
Deductions during period:
   Properties disposed of                       --               --               --
                                           -------          -------          -------
Balance, end of period:                    $10,586          $10,586          $10,586
                                           =======          =======          =======

The changes in accumulated depreciation for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                  Years Ended December 31,
(IN 000'S)                                  1999            1998            1997
----------                                  ----            ----            ----
Balance, beginning of the period:          $3,057          $2,861          $2,665
Additions during period:
   Depreciation                               196             196             196
Deductions during period:
   Properties disposed of                      --              --              --
                                           -------         ------          ------
Balance, end of period:                    $ 3,253         $3,057          $2,861
                                           =======         ======          ======